                                                        EXHIBIT NO. EX-99.g.1.ix

                        DIMENSIONAL INVESTMENT GROUP INC.

                               CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER NINE

     THIS ADDENDUM is made as of the __ day of __________,  2003, by and between
DIMENSIONAL  INVESTMENT  GROUP INC.,  formerly  known as the "DFA U.S. Large Cap
Portfolio,  Inc.," a Maryland  corporation (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                              W I T N E S S E T H:

     WHEREAS,  the Fund is  registered  as an  open-end,  management  investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS,  the Fund has  retained  PFPC Trust to provide  certain  custodian services pursuant to a Custodian  Agreement dated July 12, 1991, as amended (the
"Agreement"), which, as of the date hereof, is in full force and effect; and

     WHEREAS,  Paragraph  1 of the  Agreement  provides  that PFPC  Trust  shall provide such services to any  portfolio  organized by the Fund after the date of the Agreement as agreed to in writing by PFPC Trust and the Fund; and

     WHEREAS,  PFPC Trust presently  provides custodian services to the existing portfolios of the Fund, and has agreed to provide such services to three (3) new portfolios of the Fund,  designated as the Global Equity  Portfolio,  the Global
60/40 Portfolio and the Global 25/75  Portfolio,  which are listed on Schedule A attached hereto; and

     WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein  contained,  and intending to be legally bound,  the parties hereby agree that:

     1. The Agreement is amended to provide that those  portfolios  set forth on
"Schedule  A,  Portfolios  of  Dimensional  Investment  Group Inc.,  Amended and
Restated _____, 2003," which is attached hereto, shall be "Portfolios" under the
Agreement.

     2. The fee schedules of PFPC Trust applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

     3. In all other respects,  the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

     5. The effective date of this Addendum shall be _____, 2003.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this Addendum  Number
Nine  to  the  Agreement  to be  executed  by  their  duly  authorized  officers designated below on the day and year first above written.

                                      DIMENSIONAL INVESTMENT GROUP INC.

                                      By:  _______________________
                                            Catherine L. Newell
                                            Vice President and Secretary

                                      PFPC TRUST COMPANY

                                      By:  ________________________
                                            Joseph Gramlich
                                            Chairman

                                                            Amended and Restated
                                                                __________, 2003

                                   SCHEDULE A

                                  PORTFOLIOS OF
                        DIMENSIONAL INVESTMENT GROUP INC.

              The DFA U.S. Small Cap Institutional Portfolio (4/93)
                    U.S. Large Cap Value Portfolio II (7/94)
                    U.S. Small Cap Value Portfolio II (7/94)
                    DFA International Value Portfolio (12/93)
                   DFA International Value Portfolio II (7/94)
                  DFA International Value Portfolio III (12/94)
                   U.S. Large Cap Value Portfolio III (12/94)
                AAM/DFA U.S. High Book to Market Portfolio (3/96)
                 AAM/DFA Two-Year Fixed Income Portfolio (3/96)
                  AAM/DFA Two-Year Government Portfolio (3/96)
                      Emerging Markets Portfolio II (8/97)
                   DFA International Value Portfolio IV (8/97)
             Tax-Managed U.S. Marketwide Value Portfolio II (12/98)
             U.S. Large Company Institutional Index Portfolio (9/99)
                        U.S. Small Cap Portfolio K (6/00)
                     U.S. Large Cap Value Portfolio K (6/00)
                     U.S. Small XM Value Portfolio K (6/00)
                      U.S. Large Company Portfolio K (6/00)
                   DFA International Value Portfolio K (6/00)
                       Emerging Markets Portfolio K (6/00)
                  DFA One-Year Fixed Income Portfolio K (6/00)
               DFA Two-Year Global Fixed Income Portfolio K (6/00)
               DFA International Small Company Portfolio V (3/03)
                     DFA Emerging Markets Portfolio V (3/03)
                        Global Equity Portfolio (___/03)
                         Global 60/40 Portfolio (___/03)
                         Global 25/75 Portfolio (___/03)